EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of USEC Inc. (File Number 333-71635 and 333-85641) of our report dated July 26, 2002 relating to the financial statements which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
McLean, VA

September 20, 2002